UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2010

GRUBB & ELLIS COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 1, 2010, Grubb & Ellis Company (the “Company”) named Lyle Lansdell as president of its multifamily investment management affiliate, Grubb & Ellis Residential Management, Inc.

On November 2, 2010, Stanley J. Olander, Jr. resigned from his position as Executive Vice President—Multifamily of the Company and from all other positions he held with any of the Company’s current and former related entities.

On November 8, 2010, Grubb & Ellis Equity Advisors, LLC, issued a press release announcing that it had signed a long-term employment contract with Danny Prosky, executive vice president of healthcare real estate. Prosky also serves as president and chief operating officer of Grubb & Ellis Healthcare REIT II, Inc., a publicly registered, non-traded real estate investment trust advised and managed by Grubb & Ellis Equity Advisors, LLC. The foregoing is a summary of the press release, which is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following is filed as an Exhibit to this Current Report on Form 8-K:

99.1	Press Release issued by Grubb & Ellis Equity Advisors, LLC on November 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

By: /s/ Michael J. Rispoli
Michael J. Rispoli
Executive Vice President and Chief
Financial Officer

Dated: November 8, 2010